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                                                                   EXHIBIT 10.38

                        TERMINATION OF LICENSE AGREEMENT
                               AND MUTUAL RELEASE


      This Termination of License Agreement and Mutual Release (the "Agreement") is entered into as of the 29th day of October, 1998, between Bikers Dream, Inc., a California corporation, and Big Bike Boutique, Inc., a Florida corporation. The parties to this agreement entered into a License Agreement which was executed on the 10th day of April, 1998, by Bikers Dream, Inc. and on the 4th day of May, 1998 by Big Bike Boutique, Inc.

      1. For good and valuable consideration, as more specifically delineated hereinbelow, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, pursuant to Paragraph 10(b) of the License Agreement, hereby agree to terminate the License Agreement, without recourse, as of the 29th day of October, 1998. After the termination date, neither Big Bike Boutique, Inc. nor Bruce Scott shall have any trade rights to the mark and shall not have the right to manufacture any product bearing the mark for any purpose, including retail sale.

      2. In consideration for the termination of the License Agreement, Big Bike Boutique, Inc. shall transfer at lease $35,619.75 of inventory, valued at Big Bike Boutique, Inc.'s original cost, from its warehouse located at 9543 Sunbeam Center Drive, Jacksonville, Florida. A schedule of inventory is attached hereto as Exhibit "A". Said merchandise shall be shipped at the expense of Big Bike Boutique, Inc. to Bikers Dream, Inc. at the address referenced below, or to such other address as indicated by written instructions.

      3. As further consideration for this Agreement, Bikers Dream, Inc. does hereby grant $60,000.00 of the shares of common stock to Bikers Dream, Inc., based upon the average value



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of such stock for the five (5) day period preceding the date of this Agreement.
Bikers Dream, Inc. shall issue, transfer and deliver piggyback rights for registered shares of Bikers Dream, Inc. stock. Registered shares shall be delivered immediately upon their availability.

      4.    MUTUAL RELEASE

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as more specifically delineated hereinabove, each of the undersigned, for themselves, their heirs, representatives, subsidiaries, successors, and assigns, do hereby fully release and discharge all persons executing these presents, their heirs, representatives, successors and assigns, together with their agents, servants, and employees (hereinafter referred to as the "Released Parties") of and from any and every claim, demand, or cause of action whatsoever which each of the undersigned parties now has, or may hereafter have, against said Released Parties, and any of them, as a result of the following acts, events, contracts, agreements or documents, to with: All claims which arose or which could have arisen as a result of the License Agreement which is referenced hereinabove.

      This is a mutual release intended by the parties to terminate all disputes between them with respect to all matters pertaining to the acts, events, contracts, agreements or documents described herein and it is intended that from the date of these presents none of the parties to this release shall have any claim against any of the others by reason thereof.

      It is agreed and understood that no promise or agreement not expressed herein or in writing has been made; this Release is not executed in reliance upon any statement or representation made by said Released Parties, or any of them; or by any person employed by or representing them, or any of them; that this Release is given in full compromise, settlement and



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satisfaction of any and every claim, demand or cause of action, including all claims, demands and causes of action for or on account of all damages and consequences thereof which may hereafter become known, develop or accrue, as well as those already known, developed or accrued; that the delivery of this Release and its acceptance is not to be construed as an admission of liability, all liability being expressly denied by said Released Parties.

      5.    MISCELLANEOUS

            a. The prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses (including but not limited to costs of travel and reasonable attorneys' fees) incurred by the prevailing party on any action brought to enforce or construe any of the terms of this Agreement, including matters on appeal and litigation in bankruptcy courts.

            b. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, and any action to enforce or construe any of its terms shall be brought in a court of competent jurisdiction located in Riverside, California.

            c. This Agreement contains the complete understanding and agreement of the parties hereto with respect to the subject matter hereof.

            d. If any provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by any party to this Agreement or substantially increase the burden of any party to this Agreement, is held to be invalid or unenforceable to any extent, then the remainder of this Agreement will remain in full force and effect.

            e. This Agreement may be executed in counterparts, and a signature transmitted by facsimile shall be binding against the executing party.



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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                        BIKERS DREAM, INC.,
                                        a California corporation

Dated: October 29, 1998                 By:    /s/ H. Rosenman
                                           -------------------------------------
                                        Print: Herman Rosenman
                                              ----------------------------------
                                        Its:   President and CEO
                                            ------------------------------------
                                        Address: 11631 Sterling Avenue
                                                 Riverside, CA 92503


                                        BIG BIKE BOUTIQUE, INC.,
                                        a Florida corporation

Dated: _______________________, 1998    By:    /s/ Bruce A. Scott
                                           -------------------------------------
                                        Print: Bruce A. Scott
                                              ----------------------------------
                                        Its:   President and CEO
                                            ------------------------------------
                                        Address: 9543 Sunbeam Ctr. Dr.
                                                 Jacksonville, FL 32257


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